EXHIBIT 99
Restaurant Brands International Inc. Reports First Quarter 2020 Results
RBI establishes support programs for restaurant owners and team members impacted by COVID-19
Response to COVID-19 crisis includes the rapid advancement of digital platforms
POPEYES® delivers remarkable system-wide sales growth of 32% led by the Chicken Sandwich
RBI further enhances strong liquidity position of $2.5 billion by adding $500 million of 1st Lien Notes in April

Toronto, Ontario - May 1, 2020 - Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the first quarter ended March 31, 2020.
Jose Cil, Chief Executive Officer of Restaurant Brands International Inc. ("RBI") commented, “I am very proud of the entire RBI family through these early days of the COVID-19 crisis. Our teams have taken thoughtful and immediate actions to protect and serve our guests and our restaurant owners have shown great resilience in overcoming the challenges we all face. In particular, we have worked very closely with our restaurant owners to help them and their team members weather this global crisis.”
“We are fortunate to have drive-thru, take-out, mobile order and payment, curbside and delivery options in many of our restaurants that have allowed us to be a safe, trusted and convenient choice for millions of guests who have had to change their routines or stay at home in these extraordinary times. The groundwork our technology teams have put in place over the last two years allowed us to rapidly accelerate valuable improvements to our loyalty, CRM and mobile app platforms that ultimately improve guest engagement and differentiate our iconic brands,” continued Cil.
“We came into 2020 in a position of strength in our industry. All of RBI has rallied in the face of the COVID-19 crisis and through the strength of our brands, commitment of our restaurant owners, dedication of their team members and the resilience of our brand teams, I am confident that we will finish 2020 as a stronger organization than when we started the year,” concluded Cil.

Consolidated Operational Highlights	Three Months Ended March 31,
	2020	2019
	(Unaudited)
System-wide Sales Growth
TH	(9.9)%	0.5%
BK	(3.0)%	8.2%
PLK	32.3%	6.8%
Consolidated	0.0%	6.4%
System-wide Sales (in US$ millions)
TH	$1,382	$1,547
BK	$4,999	$5,289
PLK	$1,258	$955
Consolidated	$7,639	$7,791
Net Restaurant Growth
TH	1.2%	1.9%
BK	5.8%	5.7%
PLK	6.9%	6.6%
Consolidated	5.0%	5.1%
System Restaurant Count at Period End
TH	4,925	4,866
BK	18,848	17,823
PLK	3,336	3,120
Consolidated	27,109	25,809
Comparable Sales
TH	(10.3)%	(0.6)%
BK	(3.7)%	2.2%
PLK	26.2%	0.6%

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation

Consolidated Financial Highlights

	Three Months Ended March 31,
(in US$ millions, except per share data)	2020	2019
	(Unaudited)
Total Revenues	$1,225	$1,266
Net Income Attributable to Common Shareholders and Noncontrolling Interests	$224	$246
Diluted Earnings per Share	$0.48	$0.53

TH Adjusted EBITDA(1)	$189	$237
BK Adjusted EBITDA(1)	$200	$222
PLK Adjusted EBITDA(1)	$55	$41
Adjusted EBITDA(2)	$444	$500

Adjusted Net Income(2)	$227	$255
Adjusted Diluted Earnings per Share(2)	$0.48	$0.55

	As of March 31,
	2020	2019
	(Unaudited)
LTM Free Cash Flow(2)	$1,382	$1,346
Net Debt	$10,852	$11,364
Net Leverage(2)	4.8x	5.1x

(1)	TH Adjusted EBITDA, BK Adjusted EBITDA and PLK Adjusted EBITDA are our measures of segment profitability.

(2)
Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share, LTM Free Cash Flow, and Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

The year-over-year change in Total Revenues on a GAAP basis was primarily driven by a decline in system wide sales at TH and BK and a decrease in supply chain sales, partially offset by an increase in system wide sales at PLK. FX movements added to the year-over-year decrease in Total Revenues on a GAAP basis.
The decrease in Net Income Attributable to Common Shareholders and Noncontrolling Interests for the first quarter was primarily driven by a decrease in TH and BK segment income, partially offset by an increase in PLK segment income, a decrease in interest expense and a decrease in income tax expense.
The year-over year change in Adjusted EBITDA as reported and on an organic basis was primarily driven by the decrease in TH and BK Adjusted EBITDA, partially offset by an increase in PLK Adjusted EBITDA.
As the quarter progressed, the COVID-19 global pandemic began to significantly impact our three brands’ operations and sales performance, first in Asia, and then around the world. Our Q1 results were obviously impacted by COVID-19 despite the strength and expertise of our diversified global businesses that quickly responded to the crisis.
In North America, substantially all of our restaurants were open as of the end of the quarter. In Europe, Middle East and Africa as well as Latin America, approximately half of our restaurants were temporarily closed due to COVID-19 as of the end of the quarter. In Asia Pacific approximately 20% of our restaurants were temporarily closed due to COVID-19 as of the end of the quarter, an improvement from February.

Where permitted, many of our restaurants are operating with limited service modes serving food through channels such as drive-thru, delivery, and take-out.
While we do not know the future impact COVID-19 will have on our business, or when our business will return to normal operations, we expect a more significant impact from COVID-19 on our full quarter results in Q2 than it had on our full quarter results in Q1.

TH Segment Results

	Three Months Ended March 31,
(in US$ millions)	2020	2019
	(Unaudited)
System-wide Sales Growth	(9.9)%	0.5%
System-wide Sales	$1,382	$1,547
Comparable Sales	(10.3)%	(0.6)%

Net Restaurant Growth	1.2%	1.9%
System Restaurant Count at Period End	4,925	4,866

Sales	$465	$483
Franchise and Property Revenues	$234	$266
Total Revenues	$699	$749

Cost of Sales	$366	$372
Franchise and Property Expenses	$84	$87
Segment SG&A	$87	$82
Segment Depreciation and Amortization	$26	$26
Adjusted EBITDA(1)(3)	$189	$237

(3)	TH Adjusted EBITDA includes $2 million and $3 million of cash distributions received from equity method investments for the three months ended March 31, 2020 and 2019, respectively.

For the first quarter of 2020, the decrease in system-wide sales growth was primarily driven by comparable sales of (10.3)%, including Canada comparable sales of (10.8)%, partially offset by net restaurant growth of 1.2%. The global spread of COVID-19 in March had a significant impact on sales performance in the quarter. In the last two weeks of March we saw daily comparable sales decrease on average by a percentage in the mid-forties, however daily comparable sales are now down in the negative high thirties on a percentage basis as of the end of April.

The year-over-year change in Total Revenues on a GAAP and on an organic basis was primarily driven by the decrease in system-wide sales, which was concentrated in the month of March. This decrease was also driven by FX movements on a GAAP basis.

The year-over-year change in Adjusted EBITDA as reported and on an organic basis was primarily driven by the decrease in system-wide sales. This decrease was also driven by FX movements on an as reported basis.

BK Segment Results

	Three Months Ended March 31,
(in US$ millions)	2020	2019
	(Unaudited)
System-wide Sales Growth	(3.0)%	8.2%
System-wide Sales	$4,999	$5,289
Comparable Sales	(3.7)%	2.2%

Net Restaurant Growth	5.8%	5.7%
System Restaurant Count at Period End	18,848	17,823

Sales	$17	$19
Franchise and Property Revenues	$371	$392
Total Revenues	$388	$411

Cost of Sales	$17	$18
Franchise and Property Expenses	$39	$43
Segment SG&A	$145	$141
Segment Depreciation and Amortization	$12	$13
Adjusted EBITDA(1)(4)	$200	$222

(4) BK Adjusted EBITDA includes $1 million of cash distributions received from equity method investments for the three months ended March 31, 2019. No significant amounts were received for the three months ended March 31, 2020.

For the first quarter of 2020, the decrease in system-wide sales growth was driven by a decrease in comparable sales of (3.7)%, including a decrease in US comparable sales of (6.5)%, partially offset by net restaurant growth of 5.8%. The global spread of COVID-19 in March had a particularly strong impact on sales performance in the quarter. In the last two weeks of March we saw daily comparable sales decrease on average by a percentage in the low thirties, however daily comparable sales are now down in the negative teens on a percentage basis as of the end of April.

The year-over-year change in Total Revenues on a GAAP and on an organic basis was primarily driven by the decrease in system-wide sales, which was concentrated in the month of March. On a GAAP basis, FX movements resulted in a further decrease.

The year-over-year change in Adjusted EBITDA as reported and on an organic basis was primarily driven by the decrease in system-wide sales. This decrease was also driven by FX movements on an as reported basis.

PLK Segment Results

	Three Months Ended March 31,
(in US$ millions)	2020	2019
	(Unaudited)
System-wide Sales Growth	32.3%	6.8%
System-wide Sales	$1,258	$955
Comparable Sales	26.2%	0.6%

Net Restaurant Growth	6.9%	6.6%
System Restaurant Count at Period End	3,336	3,120

Sales	$21	$20
Franchise and Property Revenues	$117	$86
Total Revenues	$138	$106

Cost of Sales	$16	$16
Franchise and Property Expenses	$3	$3
Segment SG&A	$66	$49
Segment Depreciation and Amortization	$2	$3
Adjusted EBITDA(1)	$55	$41

For the first quarter of 2020, system-wide sales growth was driven by comparable sales growth of 26.2%, including US comparable sales growth of 29.2%, as well as net restaurant growth of 6.9%. The global spread of COVID-19 in March impacted sales performance in the quarter. In the last two weeks of March we saw daily comparable sales approximately flat on average, however daily comparable sales have returned to pre-COVID-19 levels as of the end of April.

The year-over-year change in Total Revenues on a GAAP and on an organic basis was primarily driven by system-wide sales growth.

The year-over-year change in Adjusted EBITDA as reported and on an organic basis was primarily driven by system-wide sales growth.

Cash and Liquidity

As of March 31, 2020, total debt was $13.4 billion, net debt (total debt less cash and cash equivalents of $2.5 billion) was $10.9 billion, and net leverage was 4.8x. Our cash balance at quarter end reflects our decision to proactively draw down substantially all of our $1 billion revolving credit facility in mid-March out of an abundance of caution. It does not reflect the issuance of and cash proceeds from $500 million of new First Lien Notes, which we completed at the beginning of April 2020.

The RBI Board of Directors has declared a dividend of $0.52 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the second quarter of 2020. The dividend will be payable on June 30, 2020 to shareholders and unitholders of record at the close of business on June 17, 2020.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Friday, May 1, 2020, to review financial results for the first quarter ended March 31, 2020. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with approximately $34 billion in annual system-wide sales and over 27,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world's most prominent and iconic quick service restaurant brands - TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years.
Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding the effects of the COVID-19 pandemic on our results of operations, liquidity and prospects and those of our franchisees, digital engagement, our efforts to assist restaurant owners in maintaining liquidity, our Winning Together Plan and long-term growth prospects. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to unforeseen events such as pandemics; risks related to supply chain; risks related to ownership and leasing of properties; risks related to our franchisees financial stability and their ability to access and maintain the liquidity necessary to operate their business; risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; and changes in applicable tax laws or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Sales	$503	$522
Franchise and property revenues	722	744
Total revenues	1,225	1,266
Operating costs and expenses:
Cost of sales	399	406
Franchise and property expenses	126	133
Selling, general and administrative expenses	325	312
(Income) loss from equity method investments	2	(2)
Other operating expenses (income), net	(16)	(17)
Total operating costs and expenses	836	832
Income from operations	389	434
Interest expense, net	119	132
Income before income taxes	270	302
Income tax expense	46	56
Net income	224	246
Net income attributable to noncontrolling interests	80	111
Net income attributable to common shareholders	$144	$135
Earnings per common share
Basic	$0.48	$0.53
Diluted	$0.48	$0.53
Weighted average shares outstanding
Basic	299	252
Diluted	469	467
Cash dividends declared per common share	$0.52	$0.50

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$2,498	$1,533
Accounts and notes receivable, net of allowance of $16 and $13, respectively	414	527
Inventories, net	85	84
Prepaids and other current assets	62	52
Total current assets	3,059	2,196
Property and equipment, net of accumulated depreciation and amortization of $751 and $746, respectively	1,939	2,007
Operating lease assets, net	1,115	1,176
Intangible assets, net	10,085	10,563
Goodwill	5,376	5,651
Net investment in property leased to franchisees	49	48
Other assets, net	1,006	719
Total assets	$22,629	$22,360
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$484	$644
Other accrued liabilities	779	790
Gift card liability	106	168
Current portion of long-term debt and finance leases	103	101
Total current liabilities	1,472	1,703
Long-term debt, net of current portion	12,822	11,759
Finance leases, net of current portion	283	288
Operating lease liabilities, net of current portion	1,039	1,089
Other liabilities, net	1,774	1,698
Deferred income taxes, net	1,487	1,564
Total liabilities	18,877	18,101
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at March 31, 2020 and December 31, 2019; 299,767,716 shares issued and outstanding at March 31, 2020; 298,281,081 shares issued and outstanding at December 31, 2019	2,537	2,478
Retained earnings	761	775
Accumulated other comprehensive income (loss)	(1,113)	(763)
Total Restaurant Brands International Inc. shareholders’ equity	2,185	2,490
Noncontrolling interests	1,567	1,769
Total shareholders’ equity	3,752	4,259
Total liabilities and shareholders’ equity	$22,629	$22,360

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$224	$246
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45	47
Amortization of deferred financing costs and debt issuance discount	6	7
(Income) loss from equity method investments	2	(2)
(Gain) loss on remeasurement of foreign denominated transactions	(8)	(15)
Net (gains) losses on derivatives	(6)	(20)
Share-based compensation expense	19	22
Deferred income taxes	(31)	38
Other	(4)	3
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	94	14
Inventories and prepaids and other current assets	(13)	(13)
Accounts and drafts payable	(136)	(69)
Other accrued liabilities and gift card liability	(67)	(126)
Tenant inducements paid to franchisees	(3)	—
Other long-term assets and liabilities	14	22
Net cash provided by operating activities	136	154
Cash flows from investing activities:
Payments for property and equipment	(19)	(5)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	4	4
Settlement/sale of derivatives, net	12	11
Other investing activities, net	—	1
Net cash (used for) provided by investing activities	(3)	11
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term debt	1,085	—
Repayments of long-term debt and finance leases	(25)	(23)
Payment of dividends on common shares and distributions on Partnership exchangeable units	(232)	(207)
Proceeds from stock option exercises	30	42
(Payments) proceeds from derivatives	(2)	5
Other financing activities, net	(1)	1
Net cash provided by (used for) financing activities	855	(182)
Effect of exchange rates on cash and cash equivalents	(23)	6
Increase (decrease) in cash and cash equivalents	965	(11)
Cash and cash equivalents at beginning of period	1,533	913
Cash and cash equivalents at end of period	$2,498	$902
Supplemental cash flow disclosures:
Interest paid	$104	$140
Income taxes paid	$48	$45

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH and BK and 17 months or longer for PLK . Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

	Three Months Ended March 31,
KPIs by Market	2020	2019
	(Unaudited)
System-wide Sales Growth
TH - Canada	(10.4)%	0.5%
TH - Rest of World	(6.4)%	0.9%
TH - Global	(9.9)%	0.5%

BK - US	(5.0)%	1.6%
BK - Rest of World	(1.3)%	14.3%
BK - Global	(3.0)%	8.2%

PLK - US	35.9%	5.5%
PLK - Rest of World	9.2%	15.7%
PLK - Global	32.3%	6.8%

System-wide Sales (in US$ millions)
TH - Canada	$1,190	$1,342
TH - Rest of World	$192	$205
TH - Global	$1,382	$1,547

BK - US	$2,263	$2,381
BK - Rest of World	$2,736	$2,908
BK - Global	$4,999	$5,289

PLK - US	$1,118	$823
PLK - Rest of World	$140	$132
PLK - Global	$1,258	$955

Comparable Sales
TH - Canada	(10.8)%	(0.4)%
TH - Rest of World	(7.1)%	(2.4)%
TH - Global	(10.3)%	(0.6)%

BK - US	(6.5)%	0.4%
BK - Rest of World	(1.0)%	3.8%
BK - Global	(3.7)%	2.2%

PLK - US	29.2%	0.4%
PLK - Rest of World	2.4%	2.0%
PLK - Global	26.2%	0.6%

	As of March 31,
KPIs by Market	2020	2019
	(Unaudited)
Net Restaurant Growth
TH - Canada	0.8%	1.2%
TH - Rest of World	3.1%	5.3%
TH - Global	1.2%	1.9%

BK - US	0.3%	0.8%
BK - Rest of World	9.5%	9.4%
BK - Global	5.8%	5.7%

PLK - US	5.8%	5.4%
PLK - Rest of World	10.4%	10.6%
PLK - Global	6.9%	6.6%

Restaurant Count
TH - Canada	4,002	3,971
TH - Rest of World	923	895
TH - Global	4,925	4,866

BK - US	7,304	7,280
BK - Rest of World	11,544	10,543
BK - Global	18,848	17,823

PLK - US	2,494	2,357
PLK - Rest of World	842	763
PLK - Global	3,336	3,120

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

Selling, General and Administrative Expenses

	Three Months Ended March 31,
(in US$ millions)	2020	2019
Segment SG&A TH(1)	$87	$82
Segment SG&A BK(1)	145	141
Segment SG&A PLK(1)	66	49
Share-based compensation and non-cash incentive compensation expense	21	25
Depreciation and amortization(2)	5	5
Corporate restructuring and tax advisory fees	1	6
Office centralization and relocation costs	—	4
Selling, general and administrative expenses	$325	$312

(1)
Segment SG&A includes segment selling expenses, including advertising fund expenses, and segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, corporate restructuring and tax advisory fees, and office centralization and relocation costs.

(2)
Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales and the respective segment franchise and property expenses. Depreciation and amortization included in selling, general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended March 31,
(in US$ millions)	2020	2019
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$(2)	$3
Net losses (gains) on foreign exchange(4)	(8)	(15)
Other, net	(6)	(5)
Other operating expenses (income), net	$(16)	$(17)

(3)
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.

(4) Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Free Cash Flow and Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as it provides them with the same tools that management uses to evaluate our performance or liquidity and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding the non-cash impact of share-based compensation and non-cash incentive compensation expense and (income) loss from equity method investments, net of cash distributions received from equity method investments, as well as other operating expenses (income), net. Other specifically identified costs associated with non-recurring projects are also excluded from Adjusted EBITDA, including corporate restructuring and tax advisory fees, and office centralization and relocation costs. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments.

LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve month period to the date reported. LTM Adjusted EBITDA as of March 31, 2020 is the sum of the Adjusted EBITDA for the quarters ended March 31, 2020, December 31, 2019, September 30, 2019, and June 30, 2019, while LTM Adjusted EBITDA as of March 31, 2019 is the sum of the Adjusted EBITDA for the quarters ended March 31, 2019, December 31, 2018, September 30, 2018 and June 30, 2018.  A reconciliation of Adjusted EBITDA for each of those quarters was included in our press release attached as Exhibit 99 to our Form 8-Ks filed with the SEC on February 10, 2020, October 28, 2019, August 2, 2019.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015 and November 2019, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) other specifically identified costs associated with non-recurring projects.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by LTM Adjusted EBITDA. Net Leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Free Cash Flow is the total of Net cash provided by (used for) operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
Three Months Ended March 31, 2020
(Unaudited)

					Impact of FX
	Actual		Q1 '20 vs. Q1 '19		Movements	Organic Growth
(in US$ millions)	Q1 '20	Q1 '19	$	%	$	$	%
Revenue
TH	$699	$749	$(50)	(6.8)%	$(7)	$(43)	(5.9)%
BK	$388	$411	$(23)	(5.4)%	$(7)	$(16)	(3.9)%
PLK	$138	$106	$32	30.3%	$—	$32	30.5%
Total Revenues	$1,225	$1,266	$(41)	(3.3)%	$(14)	$(27)	(2.2)%
Adjusted EBITDA
TH	$189	$237	$(48)	(20.1)%	$(2)	$(46)	(19.3)%
BK	$200	$222	$(22)	(10.0)%	$(6)	$(16)	(7.4)%
PLK	$55	$41	$14	34.2%	$—	$14	34.8%
Adjusted EBITDA	$444	$500	$(56)	(11.2)%	$(8)	$(48)	(9.6)%

The change in Adjusted EBITDA during the three months ended March 31, 2020 compared to the three months ended March 31, 2019 includes a decrease of $20 million related to the temporary mismatch between advertising fund revenues and expenses which had a negative impact of approximately (4.0)% on the organic Adjusted EBITDA growth rate.

Note: Percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended March 31,
(in US$ millions)	2020	2019
Segment income:
TH	$189	$237
BK	200	222
PLK	55	41
Adjusted EBITDA	444	500
Share-based compensation and non-cash incentive compensation expense(1)	21	25
Corporate restructuring and tax advisory fees(2)	1	6
Office centralization and relocation costs(3)	—	4
Impact of equity method investments(4)	4	1
Other operating expenses (income), net	(16)	(17)
EBITDA	434	481
Depreciation and amortization	45	47
Income from operations	389	434
Interest expense, net	119	132
Income tax expense(5)	46	56
Net income	$224	$246

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended March 31,
(in US$ millions, except per share data)	2020	2019
Net income	$224	$246
Income tax expense(5)	46	56
Income before income taxes	270	302
Adjustments:
Franchise agreement amortization	8	8
Amortization of deferred financing costs and debt issuance discount	6	7
Interest expense and loss on extinguished debt(6)	8	3
Corporate restructuring and tax advisory fees(2)	1	6
Office centralization and relocation costs(3)	—	4
Impact of equity method investments(4)	4	1
Other operating expenses (income), net	(16)	(17)
Total adjustments	11	12
Adjusted income before income taxes	281	314
Adjusted income tax expense(5)(7)	54	59
Adjusted net income	$227	$255
Adjusted diluted earnings per share	$0.48	$0.55
Weighted average diluted shares outstanding	469	467

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Leverage and Free Cash Flow
(Unaudited)

	As of
(in US$ millions, except ratio)	March 31, 2020	March 31, 2019
Long-term debt, net of current portion	$12,822	$11,747
Finance leases, net of current portion	283	287
Current portion of long term debt and finance leases	103	94
Unamortized deferred financing costs and deferred issue discount	142	138
Total debt	13,350	12,266

Cash and cash equivalents	2,498	902
Net debt	10,852	11,364
LTM adjusted EBITDA	2,248	2,214
Net leverage	4.8x	5.1x

	Three Months Ended March 31,			Twelve Months Ended December 31,		Twelve Months Ended March 31,
(in US$ millions)	2020	2019	2018	2019	2018	2020	2019
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by (used for) operating activities	$136	$154	$(111)	$1,476	$1,165	$1,458	$1,430
Payments for property and equipment	(19)	(5)	(7)	(62)	(86)	(76)	(84)
Free cash flow	$117	$149	$(118)	$1,414	$1,079	$1,382	$1,346

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)
Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2019 and 2020 cash bonus, respectively.

(2)
Costs arising primarily from professional advisory and consulting services associated with corporate restructuring initiatives related to the interpretation and implementation of the Tax Cuts and Jobs Act, which was enacted on December 22, 2017, including final, proposed and temporary Treasury regulations proposed between 2018 and 2020.

(3)
In connection with the centralization and relocation of our Canadian and U.S. restaurant support centers to new offices in Toronto, Ontario, and Miami, Florida, respectively, we incurred certain non-operational expenses consisting primarily of duplicate rent expense, moving costs, and relocation-driven compensation expenses.

(4)
Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments is included in segment income.

(5)
The effective tax rate was reduced by 0.1% and 4.1% for the three months ended March 31, 2020 and 2019, respectively, and our adjusted effective tax rate was reduced by 0.1% and 3.9% for the three months ended March 31, 2020 and 2019, respectively, as a result of benefits from stock option exercises.

(6)
Represents loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015 and November 2019.

(7)	Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.